Calculation of Filing Fee Tables
S-3
ENANTA PHARMACEUTICALS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,106.90
			Net Fee Due:						$ 9,608.10
Offering Note
[1]	This registration statement covers such indeterminate amount or number of the securities of each identified class as the registrant may from time to time issue at indeterminate prices which shall have an aggregate initial offering price not to exceed $150,000,000.00, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions. The proposed maximum offering price per unit for the primary offering will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Each security offered as a unit will represent an interest in two or more other securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Enanta Pharmaceuticals, Inc.	S-3	333-275723	11/22/2023		$ 11,106.90	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 75,250,000.00
Fee Offset Sources		Enanta Pharmaceuticals, Inc.	S-3	333-275723		11/22/2023						$ 12,870.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On November 22, 2023, the registrant filed a Registration Statement on Form S-3 (File No. 333-275723), registering the offer and sale of up to $150,000,000.00 of securities (the "2023 Registration Statement"), of which $75,250,000.00 remain unsold (the "Unsold Securities"). The registrant paid a registration fee of $12,870.00 in connection with the 2023 Registration Statement (excluding $9,270 in fee offsets from a previously-filed prospectus supplement to a prospectus included in a Registration Statement on Form S-3). The 2023 Registration Statement and the offering of the Unsold Securities thereunder have been terminated. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $11,106.90 of the registration fee previously paid in connection with the 2023 Registration Statement in connection with the Unsold Securities to offset the current registration fee that is payable in connection with the registration of securities on this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A